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American International Group, Inc., and Subsidiaries

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-45346, No. 2-75875, No. 2-78291, No. 2-91945, No. 33-18073, No. 33-57250, No. 333-48639, No. 333-58095, No. 333-70069, No. 333-83813, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No. 333-52938, No. 333-68640, No. 333-101640, No. 333-101967, No. 333-108466, No. 333-111737, No. 333-115911, No. 333-148148 and No. 333-168679) and Form S-3 (No. 333-160645, No. 333-74187, No. 333-106040, No. 333-132561, No. 333-150865 and No. 333-143992) of American International Group, Inc. of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 24, 2011

AIG 2010 Form 10-K            407

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM